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                                                                    Exhibit 99.1

                    AGREEMENT BETWEEN SILVER STAR FOODS, INC.
                    AND MOUNT ROSE RAVIOLI AND MAC. CO., INC.
                                FEBRUARY 17, 1999

Mount Rose Ravioli and Mac. Co., Inc. shall package private label Silver Star products to be sold to Silver Star Foods, Inc. The prices are as follows:

         Square Meat & Cheese Ravioli- Bag    24/16 oz    $16.91
         Square Meat & Cheese Ravioli Box     18/50 ct    $18.85
         Round Cheese Ravioli                 24/13 oz    $14.20
         Cavatelli                            24/16 oz    $ 9.72
         Cheese & Meat Tortellini             24/16 oz    $19.80
         Gnocchi                              24/16 oz    $12.82

Credit terms are 2% 10, net 21.

The above prices will remain in place for six (6) months from the date hereof. At the end of six (6) months, prices will be reviewed with respect to raw material and packaging costs. If these costs have increased or decreased, the changes will be passed on accordingly. Prices will be reviewed every six (6) months thereafter, for as long as this Agreement is effective.

In the event that this agreement is terminated, and Mount Rose is left with unused Silver Star packaging, Silver Star Foods, Inc. does hereby give Mount Rose Ravioli and Mac. Co., Inc. permission to use the packaging however it chooses.

This Agreement shall be for a one (1) year self renewing term.

                                  MOUNT ROSE RAVIOLI and MAC CO., INC.

                                  By: /s/ Thomas Minuto
                                     --------------------------------------
                                          Thomas Minuto, Sec. & Treasure

                                  SILVER STAR FOODS, INC.

                                  By: /s/ Michael Trotta
                                     --------------------------------------
                                          Michael Trotta, President